UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 28, 2016

Community West Bancshares
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	000-23575	77-0446957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

445 Pine Avenue, Goleta, California 93117
(Address of Principal Executive Offices) (Zip Code)

(805) 692-5821
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2016, the Company issued a Press Release announcing financial results for the quarter ended September 30, 2016.  A copy of the press release is attached as Exhibit 99.1 to this current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements. – not applicable
(b) Pro forma financial statements. – not applicable
(c) Shell Company Transactions. Not applicable.
(d) Exhibits.

The following exhibit is being furnished herewith:

99.1	Press Release dated October 28, 2016, titled “Community West Bancshares Earnings Grew 36.4% to $1.5 Million in 3Q16 from 2Q16; Highlighted by Strong Loan Growth, Improved Asset Quality and 4.81% Net Interest Margin; Book Value Per Common Share Increases to $7.93; Declares Quarterly Cash Dividend of $0.035 Per Common Share”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community West Bancshares

Date: October 28, 2016	By:	/s/ Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and Chief Financial Officer